SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2007

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 25, 2007, CIGNA Corporation issued a news release announcing that the Board of Directors approved a three-for-one stock split of its common shares in the form of a stock dividend. The dividend shall be two additional shares of CIGNA common stock for every outstanding common share. The dividend is payable on June 4, 2007, to shareholders of record at the close of business on May 21, 2007.

CIGNA also announced that the Board of Directors authorized a 20 percent increase in the current dividend rate and declared a quarterly cash dividend payable on July 10, 2007 to shareholders of record on June 12, 2007. The quarterly dividend amount, after giving effect to the new dividend rate and the stock split, will be $0.01 per common share.

The news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 News release dated April 25, 2007 announcing the declaration of a stock split, an increase in the cash dividend rate, and the declaration of a quarterly cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: April 25, 2007	By:	/s/ Nicole S. Jones
Nicole S. Jones
Corporate Secretary and
Vice President, Corporate & Financial Law

Index to Exhibits

Number	Description	Method of Filing

99.1	CIGNA Corporation	Filed herewith.
news release dated
April 25, 2007.